As filed with the Securities and Exchange Commission on July 10, 2009
Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

KB Financial Group Inc.
(Exact name of registrant as specified in its charter)
KB Financial Group Inc.
(Translation of registrant’s name into English)

The Republic of Korea	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

9-1, 2-ga, Namdaemoon-ro, Jung-gu
Seoul, Korea 100-703
+822-2073-2840
(Address and telephone number of registrant’s principal executive offices)

Kookmin Bank, New York Branch
565 Fifth Avenue, 24th Floor
New York, New York 10017
(212) 697-6100
(Name, address and telephone number of agent for service)

Copies to:

Yong G. Lee, Esq.
Cleary Gottlieb Steen & Hamilton LLP
38th Floor, Bank of China Tower
One Garden Road, Central
Hong Kong
+852-2532-3707

Approximate date of commencement of proposed sale to the public:  From time to time after this registration statement becomes effective.

If only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

CALCULATION OF REGISTRATION FEE

	Amount	Proposed Maximum	Proposed Maximum
Title of Each Class of	to be	Offering Price	Aggregate Offering	Amount of
Securities to be Registered	Registered	per Unit	Price	Registration Fee
Debt securities		(1)

Common stock (par value Won 5,000 per share, which may be represented by American depositary shares)(2)
(1)

Warrants(3)
(1)

(1)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered for offer and sale from time to time at indeterminate offering prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by American depositary shares. In reliance on Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fee.

(2)	American depositary shares issuable on deposit of the shares of common stock registered hereby have been registered under a separate registration statement on Form F-6 (File No. 333-153711). Each American depositary share represents one share of common stock.

(3)	Warrants may be issued together with any of the securities registered hereby. Warrants may be issued in the form of rights that can be exercised to purchase any of the other securities registered hereby or other securities.

PROSPECTUS

KB Financial Group Inc.

Debt Securities
Common Stock
(including in the form of American Depositary Shares)
Warrants

We may offer, from time to time, any of the following securities:

•	our debt securities;

•	our common stock, par value Won 5,000 per share, including in the form of American depositary shares, or ADSs, representing such common stock; and

•	warrants to purchase our debt securities, our common stock or ADSs representing such common stock, or other securities.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. In a supplement to this prospectus, we will identify the particular securities to be offered and provide the specific terms of such securities. The prospectus supplement will further describe the manner in which the securities will be offered and will also contain the names of any underwriters, dealers or agents involved in the offering of the securities, together with the offering price and any applicable commissions or discounts. This prospectus may not be used to offer securities unless accompanied by a prospectus supplement. You should read this prospectus and any prospectus supplement carefully before you make a decision to invest.

Our common stock is listed on the KRX KOSPI Market, which was formerly known as the Stock Market Division of the Korea Exchange. The ADSs representing our common stock are listed on the New York Stock Exchange under the symbol “KB.” Each ADS represents one share of our common stock. The ADSs may be evidenced by American depositary receipts, or ADRs. The applicable prospectus supplement will contain information, where applicable, as to any other listing on any securities exchange of the securities covered by the prospectus supplement.

Investment in the securities involves risks. See “Risk Factors” beginning on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 10, 2009.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission, or the SEC, utilizing the “shelf” registration process. Under this process, we may, from time to time, offer and sell the securities described in this prospectus in one or more offerings.

This prospectus only provides a general description of the securities that we may offer. Each time we offer securities, we will prepare a prospectus supplement containing specific information about the particular offering and the terms of those securities. We may also add, update or change other information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information we file with the SEC. The registration statement that we filed with the SEC includes exhibits that provide more detail on the matters discussed in this prospectus. Before you invest in any securities offered by this prospectus, you should read this prospectus, any related prospectus supplement and the related exhibits filed with the SEC, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any prospectus supplement is current only as of the dates on their respective covers. Our business, financial condition, results of operations and prospects may have changed since that date.

References in this prospectus and any prospectus supplement to:

•	“we,” “us” or “KB Financial Group” are to KB Financial Group Inc. and, unless the context otherwise requires, its subsidiaries and, for periods of time prior to the establishment of KB Financial Group on September 29, 2008, Kookmin Bank and, unless the context otherwise requires, its subsidiaries as of such periods;

•	“Korea” or the “Republic” are to the Republic of Korea;

•	the “Government” are to the government of Korea;

•	“you” are to prospective investors in the securities;

•	“Won” or “~~W~~” are to the currency of Korea; and

•	“U.S. dollars,” “dollars,” “$” or “US$” are to United States dollars.

Discrepancies between totals and the sums of the amounts contained in any table may be as a result of rounding.

This prospectus and any prospectus supplement may contain translations of Won amounts into U.S. dollars, solely for your convenience. We do not intend to imply that the Won or U.S. dollar amounts referred to in this prospectus or any prospectus supplement could have been or could be converted into U.S. dollars or Won, as the case may be, at any particular rate, or at all.

Unless indicated otherwise, the financial information presented in this prospectus and any prospectus supplement has been prepared in accordance with United States generally accepted accounting principles, or U.S. GAAP.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC on Form F-3 under the U.S. Securities Act of 1933, as amended, or the Securities Act, relating to the securities offered by this prospectus. This prospectus, which is a part of that registration statement, does not contain all of the information set forth in the registration statement. For more information with respect to KB Financial Group and the securities offered by this prospectus, you should refer to the registration statement and to the exhibits filed with it. Statements contained or incorporated by reference in this prospectus regarding the contents of any contract or other document are not necessarily complete, and, where the contract or other document is an exhibit to the registration statement or incorporated or deemed to be incorporated by reference, each of these statements is qualified in all respects by the provisions of the actual contract or other document.

We are subject to the information requirements of the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act, applicable to a foreign private issuer, and accordingly file or furnish reports, including annual reports on Form 20-F, reports on Form 6-K, and other information with the SEC. You may read and copy any materials filed with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public over the Internet at the SEC’s web site at www.sec.gov.

Our ADSs are listed on the New York Stock Exchange under the trading symbol “KB.” You can inspect reports and other information concerning us at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-5060.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and certain later information that we file with the SEC will automatically update and supersede earlier information filed with the SEC or included in this prospectus or a prospectus supplement. We incorporate by reference the following documents:

Filings	Period/Date

(Commission file no. 000-53445; CIK no. 0001445930)
Annual Report on Form 20-F	For the year ended December 31, 2008, filed on June 15, 2009.

We also incorporate by reference into this prospectus (i) our consolidated financial statements as of December 31, 2008 and for the period from September 29, 2008 to December 31, 2008, (ii) our non-consolidated financial statements as of December 31, 2008 and for the period from September 29, 2008 to December 31, 2008, (iii) Kookmin Bank’s non-consolidated financial statements as of and for the years ended December 31, 2007 and 2008, (iv) our unaudited non-consolidated financial statements as of December 31, 2008 and March 31, 2009 and for the three-month period ended March 31, 2009 and (v) Kookmin Bank’s unaudited non-consolidated financial statements as of December 31, 2008 and March 31, 2009 and for the three-month periods ended March 31, 2008 and 2009, each prepared under generally accepted accounting principles in Korea, which are attached as exhibits to the registration statement on Form F-3 filed by us with the SEC, of which this prospectus forms a part. Such financial statements are prepared on a different basis from, and are not directly comparable with, our consolidated financial statements included in our annual report on Form 20-F referred to above, which are prepared under U.S. GAAP. In particular, had such financial statements (other than those described in (i) above) been prepared under U.S. GAAP, they would have been required to be prepared on a consolidated basis. Under U.S. GAAP, the primary financial statements are prepared on a consolidated basis. Non-consolidated financial information for the parent company and combined financial statements may be presented as supplementary information. Under generally accepted accounting principles in Korea, or Korean GAAP, the primary financial statements are prepared on a non-consolidated basis (i.e. stand-alone basis), where the subsidiaries are accounted for using the equity method. For a description of other significant differences between Korean GAAP and U.S. GAAP, see “Item 5B. Liquidity and

Capital Resources — Reconciliation with Korean GAAP” in our annual report on Form 20-F referred to above. Several changes to U.S. GAAP apply with respect to periods subsequent to December 31, 2008. For a description of such changes, see “Item 5B. Liquidity and Capital Resources — Recent Accounting Pronouncements” in our annual report on Form 20-F referred to above.

In addition, any future amendments to our annual report on Form 20-F referred to above, any future reports on Form 6-K indicating they are so incorporated and any future annual reports on Form 20-F together with any amendments to such documents, in each case that we file after the date of this prospectus and prior to the termination of an offering pursuant to this prospectus will be deemed to be incorporated by reference in and to be a part of this prospectus from the respective dates of filing of those documents. References in this prospectus to “our latest annual report on Form 20-F” are to our annual report on Form 20-F that we have most recently filed with the SEC.

Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to that date. Any statement contained in this prospectus or in a document, all or any portion of which is incorporated or deemed to be incorporated by reference into this prospectus, will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supercedes. Any statement that is modified or superseded in this way shall not be deemed to constitute a part of this prospectus, except as so modified or superseded.

Upon request, we will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, a copy of any of the documents incorporated by reference in this prospectus, including exhibits specifically incorporated by reference. You may request a copy of these documents by writing or telephoning us at:

Investor Relations Team
KB Financial Group Inc.
9-1, 2-ga, Namdaemoon-ro, Jung-gu, Seoul, Korea 100-703
Telephone: +82-2-2073-2869

Except as described above, no other information is incorporated by reference in this prospectus, including, without limitation, information on our website.

FORWARD-LOOKING STATEMENTS

The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This prospectus contains or incorporates by reference “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.

Words and phrases such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “estimate,” “expect,” “future,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “positioned,” “project,” “risk,” “seek to,” “shall,” “should,” “will likely result,” “will pursue,” “plan” and words and terms of similar substance used in connection with any discussion of future operating or financial performance or our expectations, plans, projections or business prospects identify forward-looking statements. In particular, the statements under the headings “Item 3D. Risk Factors,” “Item 5. Operating and Financial Review and Prospects” and “Item 4B. Business Overview” in our latest annual report on Form 20-F regarding our financial condition and other future events or prospects are forward-looking statements. All forward-looking statements are management’s present expectations of future events and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.

In addition to the risks discussed under “Risk Factors” in this prospectus and the applicable prospectus supplement and under “Item 3D. Risk Factors” in our latest annual report on Form 20-F, other factors could cause actual results to differ materially from those described in the forward-looking statements. These factors include, but are not limited to:

•	our ability to successfully implement our strategy;

•	future levels of non-performing loans;

•	our growth and expansion;

•	the adequacy of allowance for credit and investment losses;

•	technological changes;

•	interest rates;

•	investment income;

•	availability of funding and liquidity;

•	cash flow projections;

•	our exposure to market risks; and

•	adverse market and regulatory conditions.

By their nature, certain disclosures relating to these and other risks are only estimates and could be materially different from what actually occurs in the future. As a result, actual future gains, losses or impact on our income or results of operations could materially differ from those that have been estimated. For example, revenues could decrease, costs could increase, capital costs could increase, capital investment could be delayed and anticipated improvements in performance might not be fully realized.

In addition, other factors that could cause actual results to differ materially from those estimated by the forward-looking statements contained or incorporated by reference in this prospectus could include, but are not limited to:

•	general economic and political conditions in Korea or other countries that have an impact on our business activities or investments;

•	the monetary and interest rate policies of Korea;

•	inflation or deflation;

•	unanticipated volatility in interest rates;

•	foreign exchange rates;

•	prices and yields of equity and debt securities;

•	the performance of the financial markets in Korea and globally;

•	changes in domestic and foreign laws, regulations and taxes;

•	changes in competition and the pricing environments in Korea; and

•	regional or general changes in asset valuations.

For further discussion of the factors that could cause actual results to differ, see the information under “Risk Factors” in this prospectus and the applicable prospectus supplement and under “Item 3D. Risk Factors” in our latest annual report on Form 20-F. We caution you not to place undue reliance on the forward-looking statements, which speak only as of the date they are made and are not guarantees of future performance. Except as required by law, we are not under any obligation, and expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

All subsequent forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

RISK FACTORS

An investment in our securities involves risk. You should carefully consider the risks set forth under “Item 3D. Risk Factors” in our latest annual report on Form 20-F, which is incorporated by reference into this prospectus, as well as all the other information presented in, or incorporated by reference into, this prospectus and any prospectus supplement before making a decision to invest in our securities.

If the events underlying these risks occur, the trading price of our securities (including the price of our debt securities, common stock, ADSs and warrants) could decline, and you could lose all or part of your investment. Additional risks not currently known to us or that we now believe are immaterial could also harm us or affect your investment. As we are a Korean company, there are additional risks associated with investing in our securities that are not typical for investments in securities of U.S. or other non-Korean companies.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including the risks described in this prospectus and in the documents incorporated by reference in this prospectus. See “Forward-Looking Statements.”

KB FINANCIAL GROUP INC.

We are one of the largest financial holding companies in Korea, in terms of consolidated total assets, and our operations include Kookmin Bank, the largest commercial bank in Korea in terms of total assets (including loans). Our subsidiaries collectively engage in a broad range of businesses, including commercial banking, credit cards, asset management, bancassurance, capital markets activities and international banking. We were established as a financial holding company in September 2008, pursuant to a “comprehensive stock transfer” under Korean law.

On the asset side, we provide credit and related financial services to individuals and small- and medium-sized enterprises and, to a lesser extent, to large corporate customers. On the deposit side, we provide a full range of deposit products and related services to both individuals and enterprises of all sizes. We provide these services predominantly through Kookmin Bank.

Our legal and commercial name is KB Financial Group Inc. Our registered office and principal executive offices are located at 9-1, 2-ga, Namdaemoon-ro, Jung-gu, Seoul, Korea 100-703. Our telephone number is +822-2073-7114. Our agent in the United States, Kookmin Bank, New York Branch, is located at 565 Fifth Avenue, 24th Floor, New York, New York 10017. Its telephone number is (212) 697-6100.

USE OF PROCEEDS

Unless otherwise disclosed in the applicable prospectus supplement, we will use the net proceeds from our sale of securities for general corporate purposes and to strengthen our capital base. We will provide further details about our use of proceeds from a particular offering in the applicable prospectus supplement.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2008. You should read the information set forth below in conjunction with our consolidated financial statements and related notes incorporated by reference in this prospectus.

There has been no material change in our capitalization since December 31, 2008, except as described in the following table.

	As of December 31, 2008
	(In billions of Won)		(In millions of US$)(1)

Long-tem indebtedness (including current portion):
Secured borrowings (excluding repurchase agreements)	~~W~~	920.6	US$	729.5
Long-term debt(2)		45,148.0		35,774.9

Total long-term indebtedness(2)		46,068.6		36,504.4

Stockholders’ equity:
Common stock (~~W~~5,000 par value, 1,000,000,000 shares authorized, 356,351,693 shares issued and 308,921,422 shares outstanding)		1,781.8		1,411.9
Additional paid-in capital		6,253.3		4,955.1
Retained earnings		10,032.8		7,949.9
Accumulated other comprehensive income		389.9		309.0
Less: treasury stock		(2,863.1)		(2,268.7)

Total stockholders’ equity		15,594.7		12,357.1

Total capitalization(2)	~~W~~	61,663.3	US$	48,861.5

(1)	Won amounts are expressed in U.S. dollars at the rate of ~~W~~1,262.0 to US$1.00, the noon buying rate of the Federal Reserve Bank of New York for Won in effect on December 31, 2008.

(2)	Does not include ~~W~~3,030 billion aggregate principal amount of debentures issued by us and Kookmin Bank and US$350 million aggregate principal amount of medium-term notes issued by Kookmin Bank subsequent to December 31, 2008.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods presented. For the purpose of computing the ratios of earnings to fixed charges, earnings consist of income before income tax expense and minority interests and before fixed charges. Fixed charges consist of interest expense and the estimated interest factor in rent expense. The following table should be read in conjunction with our consolidated financial statements incorporated by reference in this prospectus.

	Year Ended December 31,
	2004	2005	2006	2007	2008

Ratio of earnings to fixed charges (excluding interest on deposits)	1.86	3.38	3.30	2.91	1.58
Ratio of earnings to fixed charges (including interest on deposits)	1.27	1.80	1.84	1.74	1.19

DESCRIPTION OF DEBT SECURITIES

We will set forth in the applicable prospectus supplement a description of any debt securities that may be offered pursuant to this prospectus.

DESCRIPTION OF COMMON STOCK

For a description of our common stock, see “Item 10B. Memorandum and Articles of Association” in our latest annual report on Form 20-F.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

Our ADSs are issued under the third amended and restated deposit agreement, dated as of September 29, 2008, among us, Citibank, N.A. as ADR depositary and all holders and beneficial owners of ADRs. All references herein to the deposit agreement are to the third amended and restated deposit agreement.

The following is a summary description of the material terms of our ADSs and of your material rights as an owner of such ADSs. Because it is a summary, it does not contain all the information that may be important to you. The rights and obligations of an owner of ADSs will be determined by reference to the terms of the deposit agreement and not by this summary. For more complete information, you should read the entire deposit agreement and the ADR form. The deposit agreement has been filed as an exhibit to the registration statement on Form F-6 filed on September 29, 2008 (File No. 333-153711). You may obtain a copy of this filing as indicated above under “Where You Can Find More Information.” Copies of the deposit agreement are also available for inspection at Citibank’s depositary offices located at 388 Greenwich Street, New York, New York 10013, U.S.A. The portions of this summary description that are italicized describe matters that may be relevant to the ownership of ADSs but that are not contained in the deposit agreement.

ADSs represent ownership interests in securities that are on deposit with the depositary, and may be represented by certificates known as ADRs. The depositary typically appoints a custodian to safekeep the securities on deposit. In this case, the custodian is Korea Securities Depository, located in Seoul, Korea.

Each of our ADSs represents the right to receive one share of our common stock on deposit with the custodian. An ADS also represents the right to receive any other property received by the depositary or the custodian on behalf of the owner of the ADS but that has not been distributed to the owners of ADSs because of legal restrictions or practical considerations.

If you become an owner of our ADSs, you will become a party to the deposit agreement and therefore will be bound by its terms and by the terms of any ADR that represents your ADSs. The deposit agreement and the ADR specify our rights and obligations as well as your rights and obligations as owner of ADSs and those of the depositary. As a holder of ADSs, you appoint the depositary to act on your behalf in certain circumstances. The deposit agreement and the ADRs are governed by New York law. However, our obligations to the holders of shares of our common stock will continue to be governed by the laws of Korea, which may be different from the laws in the United States.

In addition, applicable laws and regulations may require you to satisfy reporting requirements and obtain regulatory approvals in certain circumstances. You are solely responsible for complying with such reporting requirements and obtaining such approvals. None of the depositary, the custodian, us or any of their or our respective agents or affiliates will be required to take any actions whatsoever on behalf of you to satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.

As an owner of ADSs, you may hold your ADSs either by means of an ADR registered in your name, through a brokerage or safekeeping account, or through an account established by the depositary in your name reflecting the registration of uncertificated ADSs directly on the books of the depositary (commonly referred to as the “direct registration system” or “DRS”). The direct registration system reflects the uncertificated (book-entry) registration of ownership of ADSs by the depositary. Under the direct registration system, ownership of ADSs is evidenced by periodic statements issued by the depositary to the holders of the ADSs.

The direct registration system includes automated transfers between the depositary and The Depository Trust Company, or DTC, the central book-entry clearing and settlement system for equity securities in the United States. If you decide to hold your ADSs through your brokerage or safekeeping account, you must rely on the procedures of your broker or bank to assert your rights as an ADS owner. Banks and brokers typically hold securities such as the ADSs through clearing and settlement systems such as DTC. The procedures of such clearing and settlement systems may limit your ability to exercise your rights as an owner of ADSs. Please consult with your broker or bank if you have any questions concerning these limitations and procedures. All ADSs held through DTC will be registered in the name of a nominee of DTC. This summary description assumes you have opted to own the ADSs directly by means of an ADS registered in your name and, as such, we will refer to you as the “holder.” When we refer to “you,” we assume the reader owns ADSs and will own ADSs at the relevant time.

Dividends and Distributions

As a holder, you generally have the right to receive the distributions we may make on the securities deposited with the custodian bank. Your receipt of these distributions may be limited, however, by practical considerations and legal limitations. Holders will receive such distributions under the terms of the deposit agreement in proportion to the number of ADSs held as of a specified record date.

Distributions of Cash

Whenever we make a cash distribution for the securities on deposit with the custodian, we will deposit the funds with the custodian. Upon receipt of confirmation of the deposit of the requisite funds, the depositary will arrange for the funds to be converted into U.S. dollars and for the distribution of the U.S. dollars to the holders, subject to Korean laws and regulations.

The conversion into U.S. dollars will take place only if practicable and if the U.S. dollars are transferable to the United States. The amounts distributed to holders will be net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. The depositary will apply the same method for distributing the proceeds of the sale of any property (such as undistributed rights) held by the custodian in respect of securities on deposit.

The distribution of cash will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement.

Distributions of Shares

Whenever we make a free distribution of shares for the securities on deposit with the custodian, we will deposit the applicable number of shares with the custodian. Upon receipt of confirmation of such deposit, the depositary will distribute to entitled holders of our ADSs additional ADSs representing the shares deposited subject to the terms of the deposit agreement. Only whole new ADSs will be distributed. Fractional entitlements will be sold and the proceeds of such sale will be distributed as in the case of a cash distribution.

The distribution of additional ADSs upon a distribution of shares will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes or governmental charges, the depositary may sell all or a portion of the shares so distributed.

No such distribution of additional ADSs will be made if it would violate a law (i.e., the U.S. securities laws) or if it is not operationally practicable. If the depositary does not distribute additional ADSs as described above, it may sell the shares received upon the terms described in the deposit agreement and will distribute the proceeds of the sale as in the case of a distribution of cash.

Distributions of Rights

Whenever we intend to distribute rights to purchase additional shares or any rights of any other nature, the depositary, after consultation with us and subject to the terms of the deposit agreement, will establish procedures to enable holders to exercise such rights if it is lawful and reasonably practicable to make the rights available to holders of ADSs. You may have to pay fees, expenses, taxes and other governmental charges to subscribe for the new ADSs upon the exercise of your rights. The depositary is not obligated to establish procedures to facilitate the distribution and exercise by holders of rights to purchase new shares other than in the form of ADSs.

Due to restrictions under Korean law, you will not be entitled to any rights to subscribe for additional shares with respect to any shares of our common stock or other deposited securities represented by your ADSs which, when taken together with all other shares of our common stock beneficially owned by you and certain of your affiliates, exceeds a certain percentage of the total number of shares of our common stock at the time issued and outstanding, or any other limit under our articles of incorporation or applicable law of which we may from time to time notify the depositary. See “Item 3D. Risk Factors — Risks relating to our common stock and ADSs — Ownership of our common stock is restricted under Korean law” in our latest annual report on Form 20-F.

The depositary will sell the rights that are not exercised or not distributed if such sale is lawful and practicable. The proceeds of such sale will be distributed to holders as in the case of a cash distribution. If the depositary is unable to sell the rights, it will allow the rights to lapse.

Other Distributions

Whenever we distribute property other than cash, shares or rights to purchase additional shares, the depositary will, upon receipt of such property other than cash, shares or rights to purchase additional shares, distribute such property to the holders in any manner that it deems equitable and practicable, subject to applicable law.

The distribution will be made net of fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes and governmental charges, the depositary may sell all or a portion of the property received.

The depositary will not distribute the property to you and instead will sell the property if the depositary determines that all or a portion of the distribution to you is not practicable. The proceeds of such a sale will be distributed to holders as in the case of a cash distribution.

Changes Affecting Shares

The shares held on deposit for your ADSs may change from time to time. For example, there may be a change in nominal or par value, a split-up, consolidation or reclassification of such shares or a recapitalization, reorganization, merger, consolidation or sale of assets.

If any such change were to occur, your ADSs would, to the extent permitted by law, represent the right to receive the property received or exchanged in respect of the shares held on deposit. The depositary may in such circumstances deliver new ADSs to you, or call for the surrender of outstanding ADRs to be exchanged for new ADRs specifically describing such new property or shares. If the depositary may not lawfully distribute such property to you, the depositary may sell such property and distribute the net proceeds to you as in the case of a cash distribution.

Issuance of ADSs upon Deposit of Shares

The depositary may create ADSs on your behalf if you or your broker deposits shares of our common stock with the custodian. The depositary will deliver these ADSs to the person you indicate only after you pay any applicable issuance fees and any charges and taxes payable for the transfer of the shares to the custodian. Your ability to deposit shares and receive ADSs may be limited by U.S. and Korean legal considerations applicable at the time of deposit.

The issuance of ADSs may be delayed until the depositary or the custodian receives confirmation that all required approvals have been given and that the shares have been duly transferred to the custodian.

The depositary will only issue ADSs in whole numbers.

Under the deposit agreement, the depositary is not allowed to accept shares for deposit unless:

•	we have given our consent; or

•	we have notified the depositary that Korean law no longer requires such consent by us.

Under the terms of the deposit agreement, we consented to any deposit of shares to the extent that, after giving effect to such deposit the number of shares on deposit under the deposit agreement does not exceed a number of shares as determined from time to time by us (which number shall at no time be less than 100,000,000 shares), unless such deposit is prohibited by applicable law or would violate our articles of incorporation.

When you make a deposit of shares, you will be responsible for transferring good and valid title to the depositary. As such, you will be deemed to represent and warrant that:

•	The shares are duly authorized, validly issued, fully paid, non-assessable and legally obtained.

•	All preemptive (and similar) rights, if any, with respect to such shares have been validly waived or exercised.

•	You are duly authorized to deposit the shares.

•	The shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the ADSs issuable upon such deposit will not be, “restricted securities” (as defined in the deposit agreement).

•	The shares presented for deposit have not been stripped of any rights or entitlements.

If any of the representations or warranties is incorrect in any way, we and the depositary may, at your cost and expense, take any and all actions necessary to correct the consequences of the misrepresentations.

Transfer, Combination and Split Up of ADRs

As an ADR holder, you will be entitled to transfer, combine or split up your ADRs and the ADSs evidenced thereby. For transfers of ADRs, you will have to surrender the ADRs to be transferred to the depositary and also must:

•	ensure that the surrendered ADR certificate is properly endorsed or otherwise in proper form for transfer;

•	provide such proof of identity and genuineness of signatures as the depositary deems appropriate;

•	provide any transfer stamps required by the State of New York or the United States; and

•	pay all applicable fees, charges, expenses, taxes and other government charges payable by ADR holders pursuant to the terms of the deposit agreement, upon the transfer of ADRs.

To have your ADRs either combined or split up, you must surrender the ADRs in question to the depositary with your request to have them combined or split up, and you must pay all applicable fees, charges and expenses payable by ADR holders, pursuant to the terms of the deposit agreement, upon a combination or split up of ADRs.

Withdrawal of Our Common Stock Upon Cancellation of ADSs

As a holder, you will be entitled to present your ADSs to the depositary for cancellation and then receive the corresponding number of underlying shares of our common stock at the custodian’s offices. Your ability to withdraw the shares may be limited by U.S. and Korean legal considerations applicable at the time of withdrawal. In order to withdraw the shares of our common stock represented by your ADSs, you will be required to pay to the depositary the fees for cancellation of ADSs and any charges and taxes payable upon the transfer of the shares of our common stock being withdrawn. You assume the risk for delivery of all funds and securities upon withdrawal. Once canceled, the ADSs will not have any rights under the deposit agreement.

If you hold ADSs registered in your name, the depositary may ask you to provide proof of identity and genuineness of any signature and such other documents as the depositary may deem appropriate before it will cancel your ADSs. The withdrawal of the shares of our common stock represented by your ADSs may be delayed until the depositary receives satisfactory evidence of compliance with all applicable laws and regulations. Please keep in mind that the depositary will only accept ADSs for cancellation that represent a whole number of shares of our common stock on deposit.

You will have the right to withdraw the shares of our common stock represented by your ADSs at any time except as limited by:

•	temporary delays that may arise because (i) the transfer books for the shares or ADSs are closed, or (ii) shares of our common stock are immobilized on account of a stockholders’ meeting or a payment of dividends;

•	obligations to pay fees, taxes and similar charges; or

•	restrictions imposed because of laws or regulations applicable to ADSs or the withdrawal of shares of our common stock on deposit.

The deposit agreement may not be modified to impair your right to withdraw the shares of our common stock represented by your ADSs except to comply with mandatory provisions of law.

Voting Rights

As a holder, you generally have the right under the deposit agreement to instruct the depositary to exercise the voting rights for the shares of our common stock represented by your ADSs. The voting rights of holders of shares of our common stock are described under “Item 10B. Memorandum and Articles of Association” in our latest annual report on Form 20-F.

At our request, the depositary will distribute to you any notice of a stockholders’ meeting received from us together with information explaining how to instruct the depositary to exercise the voting rights of the shares of our common stock represented by ADSs.

If the depositary timely receives voting instructions from a holder of ADSs, it will endeavor to vote the shares of our common stock represented by the holder’s ADSs in accordance with such voting instructions. To the extent the depositary does not receive timely voting instructions from holders, it will vote the shares represented by the unvoted ADSs in the same manner and in the same proportion on each matter as all other shares of our common stock present or represented at the stockholders’ meeting are voted.

Due to restrictions under Korean law, you will not be entitled to instruct the depositary as to the exercise of voting rights with respect to any shares of our common stock or other deposited securities represented by your ADSs which, when taken together with all other shares of our common stock beneficially owned by you and certain of your affiliates, exceeds a certain percentage of the total number of shares of our common stock at the time issued and outstanding, or any other limit under our articles of incorporation or applicable law of which we may from time to time notify the depositary. See “Item 3D. Risk Factors — Risks relating to our common stock and ADSs — Ownership of our common stock is restricted under Korean law” in our latest annual report on Form 20-F.

Please note that the ability of the depositary to carry out voting instructions may be limited by practical and legal limitations and the terms of the securities on deposit. We cannot assure you that you will receive voting materials in time to enable you to return voting instructions to the depositary in a timely manner. Securities for which no voting instructions have been received will not be voted.

Fees and Charges

As a holder of our ADSs, you will be required to pay the following service fees to the depositary:

Services	Fees

Issuance of ADSs	Up to $0.05 per ADS issued
Cancellation of ADSs	Up to $0.05 per ADS canceled
Distribution of cash dividends or other cash distributions	Up to $0.02 per ADS held
Distribution of ADSs pursuant to stock dividends, free stock distributions or exercise of rights	Up to $0.02 per ADS held
Distribution of securities other than ADSs or rights to purchase additional ADSs	Up to $0.05 per ADS held
Depositary services	Up to $0.02 per ADS held on the applicable record date(s) established by the depositary
Transfer of ADRs	$1.50 per certificate presented for transfer

As a holder of our ADSs, you will also be responsible to pay certain fees and expenses incurred by the depositary and certain taxes and governmental charges such as:

•	Fees for the transfer and registration of shares charged by the registrar and transfer agent for the shares in Korea (i.e., upon deposit and withdrawal of shares).

•	Expenses incurred for converting foreign currency into U.S. dollars.

•	Expenses for cable, telex and fax transmissions and for delivery of securities.

•	Taxes and duties upon the transfer of securities (i.e., when shares are deposited or withdrawn from deposit).

•	Fees and expenses incurred in connection with the delivery or servicing of shares on deposit.

Depositary fees payable upon the issuance and cancellation of ADSs are typically paid to the depositary by the brokers (on behalf of their clients) receiving the newly issued ADSs from the depositary and by the brokers (on behalf of their clients) delivering the ADSs to the depositary for cancellation. The brokers in turn charge these fees to their clients. Depositary fees payable in connection with distributions of cash or securities to ADS holders and the depositary services fee are charged by the depositary to the holders of record of ADSs as of the applicable ADS record date.

The depositary fees payable for cash distributions are generally deducted from the cash being distributed. In the case of distributions other than cash (i.e., stock dividend, rights), the depositary charges the applicable fee to the ADS record date holders concurrent with the distribution. In the case of ADSs registered in the name of the investor (whether certificated or uncertificated in direct registration), the depositary sends invoices to the applicable record date ADS holders. In the case of ADSs held in brokerage and custodian accounts (via DTC), the depositary generally collects its fees through the systems provided by DTC (whose nominee is the registered holder of the ADSs held in DTC) from the brokers and custodians holding ADSs in their DTC accounts. The brokers and custodians who hold their clients’ ADSs in DTC accounts in turn charge their clients’ accounts the amount of the fees paid to the depositary.

In the event of refusal to pay the depositary fees, the depositary may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary fees from any distribution to be made to the relevant holder of ADSs.

Note that the fees and charges you may be required to pay may vary over time and may be changed by us and by the depositary. You will receive prior notice of such changes.

The depositary may remit to us all or a portion of the depositary fees charged for the reimbursement of, and/or reimburse us for, certain expenses incurred by us in respect of the ADR program established pursuant to the deposit agreement upon such terms and conditions as we and the depositary may agree from time to time.

Amendments and Termination

We may agree with the depositary to modify the deposit agreement at any time without your consent. We will give holders 30 days’ prior notice of any modifications that would materially prejudice any of their substantial rights under the deposit agreement. We will not consider to be materially prejudicial to your substantial rights any modifications or supplements that are reasonably necessary for the ADSs to be registered under the Securities Act or to be eligible for book-entry settlement, in each case without imposing or increasing the fees and charges you are required to pay. In addition, we may not be able to provide you with prior notice of any modifications or supplements that are required to accommodate compliance with applicable provisions of law.

You will be bound by the modifications to the deposit agreement if you continue to hold your ADSs after the modifications to the deposit agreement become effective. The deposit agreement cannot be amended to prevent you from withdrawing the shares represented by your ADSs (except as permitted by law).

We have the right to direct the depositary to terminate the deposit agreement. Similarly, the depositary may in certain circumstances on its own initiative terminate the deposit agreement. In either case, the depositary must give notice to the holders at least 30 days before termination. Until termination, your rights under the deposit agreement will be unaffected.

•	For a period of sixty (60) days after termination, you will be able to request the cancellation of your ADSs and the withdrawal of the shares represented by your ADSs and the delivery of all other property held by the depositary in respect of those shares on the same terms as prior to the termination. During such sixty day period the depositary will continue to collect all distributions received on the shares on deposit (i.e., dividends) but will not distribute any such property to you until you request the cancellation of your ADSs.

•	After the expiration of such sixty (60) days termination period, the depositary may sell the securities held on deposit. The depositary will hold the proceeds from such sale and any other funds then held for the holders of ADSs in a non-interest bearing account. At that point, the depositary will have no further obligations to holders other than to account for the funds then held for the holders of ADSs still outstanding.

Books of the Depositary

The depositary will maintain records of the holders of ADSs at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the ADSs and the deposit agreement.

The depositary will maintain in New York facilities to record and process the issuance, cancellation, combination, split-up and transfer of ADSs. These facilities may be closed from time to time, to the extent not prohibited by law.

Limitations on Obligations and Liabilities

The deposit agreement limits the obligations of us and the depositary to you. Please note the following:

•	We and the depositary are obligated only to take the actions specifically stated in the deposit agreement without negligence or bad faith.

•	The depositary disclaims any liability for any failure to carry out voting instructions, for any manner in which a vote is cast or for the effect of any vote, provided it acts in good faith and in accordance with the terms of the deposit agreement.

•	The depositary disclaims any liability for any failure to determine the lawfulness or practicality of any action, for the content of any document forwarded to you on behalf of us or for the accuracy of any translation of such a document, for the investment risks associated with investing in shares, for the validity or worth of the shares, for any tax consequences that result from the ownership of ADSs, for the credit-worthiness of any third party, for allowing any rights to lapse under the terms of the deposit agreement, for the timeliness of any of our notices or for our failure to give notice.

•	We and the depositary will not be obligated to perform any act that is inconsistent with the terms of the deposit agreement.

•	We and the depositary disclaim any liability if we are prevented or forbidden from acting on account of any law or regulation, any provision of our articles of incorporation, any provision of any securities on deposit or by reason of any act of God or war or other circumstances beyond our control.

•	We and the depositary disclaim any liability by reason of any exercise of, or failure to exercise, any discretion provided for the deposit agreement or in our articles of incorporation or in any provisions of the securities on deposit.

•	We and the depositary further disclaim any liability for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting shares of our common stock for deposit, any holder of ADSs or authorized representatives thereof, or any other person believed by either us or the depositary in good faith to be competent to give such advice or information.

•	We and the depositary also disclaim liability for the inability by a holder to benefit from any distribution, offering, right or other benefit which is made available to holders of our shares but is not, under the terms of the deposit agreement, made available to holders of ADSs.

•	We and the depositary may rely without any liability upon any written notice, request or other document believed to be genuine and to have been signed or presented by the proper parties.

•	We and the depositary also disclaim liability for any consequential or punitive damages for any breach of the terms of the deposit agreement.

Pre-Release Transactions

The depositary may, in certain circumstances, issue ADSs before receiving a deposit of our shares or release our shares before receiving ADSs for cancellation. These transactions are commonly referred to as “pre-release transactions.” The deposit agreement limits the aggregate size of pre-release transactions and imposes a number of conditions on such transactions (i.e., the need to receive collateral, the type of collateral required, the representations required from brokers, etc.). The depositary may retain the compensation received from the pre-release transactions.

Taxes

You will be responsible for the taxes and other governmental charges payable on the ADSs and the securities represented by the ADSs. For example, if any securities transaction tax is payable in connection with the transfer of common stock to or from the depositary in exchange for ADSs, that tax would be for your account. We, the depositary and the custodian may deduct from any distribution the taxes and governmental charges payable by holders and may sell any and all property on deposit to pay the taxes and governmental charges payable by holders. You will be liable for any deficiency if the sale proceeds do not cover the taxes that are due.

The depositary may refuse to issue ADSs, to deliver, transfer, split and combine ADRs or to release securities on deposit until all taxes and charges are paid by the applicable holder. The depositary and the custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on your behalf. However, you may be required to provide to the depositary and to the custodian proof of taxpayer status and residence and such other information as the depositary and the custodian may require to fulfill legal obligations. You are required to indemnify us, the depositary and the custodian for any claims with respect to taxes based on any tax benefit obtained for you.

Foreign Currency Conversion

The depositary will arrange for the conversion of all foreign currency received into U.S. dollars if such conversion is practical, and it will distribute the U.S. dollars in accordance with the terms of the deposit agreement. You may have to pay fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements.

If, in the reasonable judgment of the depositary, the conversion of foreign currency is not practical or lawful, or if any required approvals are denied or not obtainable at a reasonable cost or within a reasonable period, the depositary may take the following actions in its discretion:

•	Convert the foreign currency to the extent practical and lawful and distribute the U.S. dollars to the holders for whom the conversion and distribution is lawful and practical.

•	Distribute the foreign currency to holders for whom the distribution is lawful and practical.

•	Hold the foreign currency (without liability for interest) for the applicable holders.

DESCRIPTION OF WARRANTS

We may issue warrants, including warrants to purchase shares of our common stock, our ADSs, our debt securities or other securities. We may issue warrants independently or together with other securities that may be attached to or separate from the warrants. These warrants may be in the form of rights and such rights may or may not be transferable by the securityholder receiving the rights. In connection with any offering of rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed after such offering. The terms of the warrants will be set forth in a prospectus supplement which, to the extent applicable, will describe, among other things:

•	the designation of the warrants;

•	the securities into which the warrants are exercisable;

•	the exercise price;

•	the aggregate number of warrants to be issued;

•	the number or principal amount of securities purchasable upon exercise of each warrant;

•	the price or prices at which each warrant will be issued;

•	the procedures for exercising the warrants;

•	the date upon which the exercise of warrants will commence;

•	the expiration date;

•	the extent to which the warrants are transferable;

•	the extent to which the warrants may include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of the warrants; and

•	any other material terms of the warrants.

TAXATION

For a discussion of certain material U.S. federal income tax and Korean tax consequences relating to the purchase, ownership and disposal of shares of our common stock or our ADSs, see “Item 10E. Taxation” in our latest annual report on Form 20-F. We will set forth in the applicable prospectus supplement a description of material tax consequences relevant to any other securities that may be offered pursuant to this prospectus.

PLAN OF DISTRIBUTION

We may sell the securities in and/or outside the United States:

•	through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser; or

•	through agents.

In addition, we may distribute the securities as a dividend or in a rights offering to our existing security holders. In some cases, we or dealers acting for us or on behalf of us may also repurchase securities and reoffer them to the public by one or more of the methods described above.

In the case of a rights offering, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties. If we enter into a standby underwriting agreement, we may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting agreement, we may retain a dealer manager to manage a rights offering for us. Securities subscribed by the standby underwriters may be resold by them by one or more of the methods described above.

The prospectus supplement with respect to the securities being offered, if such offering includes an offering in the United States, will set forth the terms of the offering, including, if applicable:

•	the name or names of any underwriters or agents;

•	the purchase price of the securities being offered and the proceeds to us from such sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

Any initial public offering price and any discounts or concessions reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale, the securities being offered will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of securities to be named in the prospectus supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters, will be set forth on the cover of the prospectus supplement. Unless otherwise set forth in the relevant prospectus supplement, the obligations of the underwriters to purchase the securities being offered will be subject to conditions precedent and the underwriters will be obligated to purchase all the securities being offered if any are purchased.

If dealers are utilized in the sale of securities in respect of which this prospectus is delivered, we will sell the securities being offered to the dealers as principals. The dealers may then resell those securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the relevant prospectus supplement.

We may sell the securities directly or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities being offered in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the relevant prospectus supplement.

Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may be customers of, may engage in transactions with, or perform services for, us in the ordinary course of business.

This prospectus may be used in connection with securities initially offered outside the United States insofar as the securities are resold from time to time in the United States in transactions subject to registration under the Securities Act.

LEGAL MATTERS

Cleary Gottlieb Steen & Hamilton LLP, our U.S. counsel, will pass upon certain matters of United States federal law and New York State law, including the validity of securities governed by U.S. law. Shin & Kim, our Korean counsel, will pass upon certain matters of Korean law, including the validity of the shares of our common stock and other securities governed by Korean law. In rendering their opinions, Cleary Gottlieb Steen & Hamilton LLP may rely as to certain matters of Korean law upon the opinion of Shin & Kim, and Shin & Kim may rely as to matters of New York State law upon the opinion of Cleary Gottlieb Steen & Hamilton LLP.

EXPERTS

Our consolidated financial statements as of December 31, 2007 and 2008 and for each of the years ended December 31, 2006, 2007 and 2008 incorporated into this prospectus by reference to our annual report on Form 20-F for the year ended December 31, 2008, and the effectiveness of our internal control over financial reporting as of December 31, 2008, have been audited by Deloitte Anjin LLC, an independent registered public accounting firm, as stated in its reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the financial statements and include explanatory paragraphs related to our adoption of Financial Accounting Standard Board (“FASB”) Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109 and FASB Statement No. 157, Fair Value Measurement, our establishment as a result of the reorganization of Kookmin Bank and the translation of financial statement amounts from Won to U.S. dollars for the convenience of readers in the United States and (2) express an unqualified opinion on the effectiveness of our internal control over financial reporting). Such financial statements have been included in reliance upon the reports of such firm, given upon its authority as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Indemnification of Directors and Officers.

Our directors, executive officers and the members of our Audit Committee are insured against liability relating to the performance of their duties under a directors’ and officers’ insurance policy. The policy provides coverage of up to ~~W~~62.5 billion in the aggregate for all insured persons, with respect to each incident triggering liability.

Item 9.	Exhibits.

1.1	—	Form of Underwriting Agreement.*
4.1	—	Form of Indenture relating to Debt Securities.*
4.2	—	Articles of Incorporation (translation in English) (incorporated by reference to Exhibit 1.1 to the Registrant’s Annual Report on Form 20-F filed on June 15, 2009).
4.3	—	Form of Certificate for Common Stock (translation in English) (incorporated by reference to Exhibit 2.1 to the Registrant’s Annual Report on Form 20-F filed on June 15, 2009).
4.4	—	Third Amended and Restated Deposit Agreement (including form of American Depositary Receipts) (incorporated by reference to the Registrant’s Registration Statement on Form F-6 (File No. 333-153711) filed on September 29, 2008).
4.5	—	Form of Warrant Agreement.*
4.6	—	Form of Warrant Certificate.*
5.1	—	Opinion of Shin & Kim, Korean counsel to the Registrant, regarding validity of Common Stock and Warrants to Purchase Shares of Common Stock.**
5.2	—	Opinion of Cleary Gottlieb Steen & Hamilton LLP, U.S. counsel to the Registrant, regarding validity of certain Debt Securities and Warrants.**
12	—	Computation of ratios of earnings to fixed charges.**
23.1	—	Consent of Deloitte Anjin LLC.**
23.2	—	Consent of Shin & Kim (included in Exhibit 5.1).
23.3	—	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.2).
24	—	Powers of Attorney of Directors and Officers of the Registrant (included in the signature pages herein).
25	—	Form T-1 Statement of Eligibility and Qualification.*
99.1	—	Consolidated Financial Statements of KB Financial Group Inc. as of December 31, 2008 and for the Period from September 29, 2008 to December 31, 2008 (prepared under Korean GAAP).**
99.2	—	Non-consolidated Financial Statements of KB Financial Group Inc. as of December 31, 2008 and for the Period from September 29, 2008 to December 31, 2008 (prepared under Korean GAAP).**
99.3	—	Non-consolidated Financial Statements of Kookmin Bank as of and for the Years Ended December 31, 2007 and 2008 (prepared under Korean GAAP).**
99.4	—	Unaudited Non-consolidated Financial Statements of KB Financial Group Inc. as of December 31, 2008 and March 31, 2009 and for the Three-month Period Ended March 31, 2009 (prepared under Korean GAAP).**
99.5	—	Unaudited Non-consolidated Financial Statements of Kookmin Bank as of December 31, 2008 and March 31, 2009 and for the Three-month Periods Ended March 31, 2008 and 2009 (prepared under Korean GAAP).**

*	To be filed by amendment or as an exhibit to a report on Form 6-K that is incorporated by reference into this registration statement.

**	Filed herewith.

Item 10.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section (10)(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and (iv) any other communication that is an offer in the offering made by the registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES OF KB FINANCIAL GROUP INC.

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seoul, Republic of Korea, on July 10, 2009.

KB FINANCIAL GROUP INC.

By:	/s/ Young-Key Hwang
Name:     Young-Key Hwang

Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kap Shin, Deputy President and Chief Financial Officer, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 10, 2009.

Name	Title	Signature

Young-Key Hwang	Chairman and Chief Executive Officer, Director (Principal executive officer)	/s/ Young-Key Hwang

Kap Shin	Deputy President and Chief Financial Officer (Principal financial officer and principal accounting officer)	/s/ Kap Shin

Dam Cho	Director and Chairman of the Board of Directors	/s/ Dam Cho

Chung Won Kang	Director	/s/ Chung Won Kang

Jung Hoe Kim	Director	/s/ Jung Hoe Kim

Jacques P.M. Kemp	Director	/s/ Jacques P.M. Kemp

Bo Kyung Byun	Director	/s/ Bo Kyung Byun

Suk Sig Lim	Director	/s/ Suk Sig Lim

Sang Moon Hahm	Director	/s/ Sang Moon Hahm

Name	Title	Signature

Han Kim	Director	/s/ Han Kim

Chee Joong Kim	Director	/s/ Chee Joong Kim

Jae Mok Cho	Director	/s/ Jae Mok Cho

Chan Soo Kang	Director	/s/ Chan Soo Kang

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF KB FINANCIAL GROUP INC.

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of KB Financial Group Inc. has signed this registration statement in the City of New York, State of New York, on July 10, 2009.

KOOKMIN BANK, NEW YORK BRANCH

By:	/s/ Sang Won Lee
Name:     Sang Won Lee

Title:	General Manager

EXHIBIT INDEX

1.1	—	Form of Underwriting Agreement.*
4.1	—	Form of Indenture relating to Debt Securities.*
4.2	—	Articles of Incorporation (translation in English) (incorporated by reference to Exhibit 1.1 to the Registrant’s Annual Report on Form 20-F filed on June 15, 2009).
4.3	—	Form of Certificate for Common Stock (translation in English) (incorporated by reference to Exhibit 2.1 to the Registrant’s Annual Report on Form 20-F filed on June 15, 2009).
4.4	—	Third Amended and Restated Deposit Agreement (including form of American Depositary Receipts) (incorporated by reference to the Registrant’s Registration Statement on Form F-6 (File No. 333-153711) filed on September 29, 2008).
4.5	—	Form of Warrant Agreement.*
4.6	—	Form of Warrant Certificate.*
5.1	—	Opinion of Shin & Kim, Korean counsel to the Registrant, regarding validity of Common Stock and
Warrants to Purchase Shares of Common Stock.**
5.2	—	Opinion of Cleary Gottlieb Steen & Hamilton LLP, U.S. counsel to the Registrant, regarding validity of certain Debt Securities and Warrants.**
12	—	Computation of ratios of earnings to fixed charges.**
23.1	—	Consent of Deloitte Anjin LLC.**
23.2	—	Consent of Shin & Kim (included in Exhibit 5.1).
23.3	—	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.2).
24	—	Powers of Attorney of Directors and Officers of the Registrant (included in the signature pages herein).
25	—	Form T-1 Statement of Eligibility and Qualification.*
99.1	—	Consolidated Financial Statements of KB Financial Group Inc. as of December 31, 2008 and for the Period from September 29, 2008 to December 31, 2008 (prepared under Korean GAAP).**
99.2	—	Non-consolidated Financial Statements of KB Financial Group Inc. as of December 31, 2008 and for the Period from September 29, 2008 to December 31, 2008 (prepared under Korean GAAP).**
99.3	—	Non-consolidated Financial Statements of Kookmin Bank as of and for the Years Ended December 31, 2007 and 2008 (prepared under Korean GAAP).**
99.4	—	Unaudited Non-consolidated Financial Statements of KB Financial Group Inc. as of December 31, 2008 and March 31, 2009 and for the Three-month Period Ended March 31, 2009 (prepared under Korean GAAP).**
99.5	—	Unaudited Non-consolidated Financial Statements of Kookmin Bank as of December 31, 2008 and March 31, 2009 and for the Three-month Periods Ended March 31, 2008 and 2009 (prepared under Korean GAAP).**

*	To be filed by amendment or as an exhibit to a report on Form 6-K that is incorporated by reference into this registration statement.

**	Filed herewith.